UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bernstein Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
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Important Notice to Bernstein Tax-Managed International or International Portfolio Shareholders

If you held the Bernstein Tax-Managed International Portfolio and/or International Portfolio in your account(s) as of August 20, 2020, you will receive, or may have already received, a package from Computershare containing information about a shareholder vote requiring your attention. The package will contain details of the proposal along with specific voting instructions. Clients enrolled in our statement e-delivery program were e-mailed the materials on September 16, 2020.

Your vote is important, and we encourage you to vote promptly. If we do not receive your ballot soon, a Bernstein representative may call you to facilitate the voting process.

We appreciate your attention to this important fund matter. Should you have any questions about the proposal or the voting process, please feel free to reach out to your team or the Proxy Voting Hotline at (866) 492-0860.